EXHIBIT 10.11

ASSIGNMENT, ASSUMPTION AND RELEASE

THIS ASSIGNMENT, ASSUMPTION AND RELEASE (this “Agreement”) is made and entered into as of the 18th day of May, 2005, by and among Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”), Sequiam Corporation, a California corporation (the “Borrower”), and Lee Harrison Corbin as Attorney in Fact for the Trust Under the Will of John Svenningsen (the “Trust”).

R E C I T A L S

WHEREAS, Laurus is the owner and holder of that certain Secured Convertible Term Note, dated April 27, 2004, in the initial principal amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000) (the “Note”), made by the Borrower (the “Laurus Loan”);

WHEREAS, the Note is evidenced and secured by those certain documents set forth in Exhibit A attached hereto (the “Assigned Loan Documents”);

WHEREAS, the Trust has previously loaned the Borrower $1,350,000 pursuant to a series of Notes as more fully described in Exhibit B attached hereto (the “Previous Loans”);

WHEREAS, the Trust has agreed to advance to the Borrower new funds in the principal amount of $2,100,000 (the “Additional Funds”) of which the Trust will pay Laurus the cash portion of the Payoff Consideration (as defined below);

WHEREAS, Laurus has agreed to accept from the Borrower, in payment for the purchase by the Trust of the Note outstanding after giving effect to the Agreement Effective Date, as defined below, the principal amount of which will be $1,000,000 (the “Remaining Portion of the Note”), the consideration set forth in Exhibit C attached hereto, (collectively, the “Payoff Consideration”); and

WHEREAS, in consideration of the Trust advancing the Additional Funds on behalf of Borrower, Laurus has agreed to assign its interest in the Assigned Loan Documents (as hereinafter defined on Exhibit A) to the Trust and has agreed to the substitution of the Trust as the secured party pursuant to such Assigned Loan Documents, and in consideration of the advance of such funds by the Trust, the Borrower has consented to the assignment and substitution of the Trust in place of Laurus as the secured party under the Assigned Loan Documents, and consolidation of the Previous Loans from the Trust under the Assigned Loan Documents.

NOW THEREFORE, in consideration of the payment to Laurus of the Payoff Consideration set forth on Exhibit B, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A G R E E M E N T

1.  Laurus represents that: (a) Laurus has good title to, and is the owner and holder of the Remaining Portion of the Note; and (b) Laurus has full right, power and authority to sell, assign and transfer to the Trust its rights and interests in the Remaining Portion of the Note and the Assigned Loan Documents.

2.  Laurus herby sells, assigns and transfers to the Trust all of Laurus’ right, title and interest in and to the Remaining Portion of the Note and the Assigned Loan Documents.

3.  The Trust hereby accepts assignment of the Remaining Portion of the Note and the Assigned Loan Documents and assumes the obligations and liabilities as they relate to the Remaining Portion of the Note after the date of this Agreement.

4.  The Borrower agrees that in consideration of the Trust advancing the Additional Funds on behalf of the Borrower and acceptance of the assignment of the Assigned Loan Documents, that the Borrower shall amend and restate the Note and the Assigned Loan Documents to consolidate the Previous Loans with the Remaining Portion of the Note assigned and assumed hereunder.

5.  Laurus hereby acknowledges that upon the occurrence of the Agreement Effective Date (as defined below), Laurus hereby releases the Borrower and all of the Subsidiaries (as defined in Exhibit D) from all actions and causes of action from all actions and causes of action, claims and demands whatsoever, in law or in equity, that Laurus ever had, now has or hereafter can, shall or may have against the Borrower or any of the Subsidiaries under the Note or any of the Assigned Loan Documents.

6.  Laurus hereby acknowledges that, upon the occurrence of the Agreement Effective Date (as defined below): (a) all liens and security interests that Laurus may have in the assets of Borrower and the Subsidiaries pursuant to the Assigned Loan Documents (the “Collateral”) shall be assigned to the Trust and Laurus shall no longer have any interest whatsoever in the Collateral; (b) all Assigned Loan Documents shall be assigned to the Trust; (c) counsel for the Trust is authorized to file UCC assignments in lieu of continuation statements assigning to the Trust all UCC filings and filings with the United States Patent and Trademark Office by Laurus against the Borrower and releasing any and all liens of Laurus in the Collateral, including, without limitation, any documents or instruments filed with the United States Patent and Trademark Office or other municipal, county, state or federal agency; and (d) release, or cause to be released, to the Trust all stock certificates and stock powers made and delivered by the Borrower in favor of Laurus.

7.  In consideration of Laurus’ agreements contained in this Agreement, the Borrower hereby agrees to issue to Laurus the Warrant in the form attached hereto as Exhibit E (as amended, modified or supplemented from time to time, the “Additional Warrant”).

8.  Laurus and the Borrower hereby agree that the Additional Warrant shall be subject to the terms and conditions of that certain Registration Rights Agreement, dated as of April 27, 2004 by and between the Borrower and Laurus (as amended, modified or supplemented from time to time, the “Registration Rights Agreement”); provided that (i) with respect to the Additional Warrant, the “Filing Date” under and as defined in the Registration Rights Agreement shall be a date no sooner than November 30, 2005, (ii) the term “Warrants” under and as defined in the Registration Rights Agreement shall include the Additional Warrant, and (iii) Laurus acknowledges and agrees that the Trust is entering into a Registration Rights Agreement with the Borrower that is permitted by the terms hereof and the Borrower may register the Warrants and/or shares of common stock of Laurus and/or the Trust in one Registration Statement in the Borrower’s discretion.

9.  The Borrower hereby agrees to, on or prior to May 25, 2005, if required by applicable law, file a Rule 424(b) supplement (the “Post Effective Supplement”) to its Registration Statement (as defined in the Registration Rights Agreement) with the Securities and Exchange Commission (the “SEC”) relating to the Note and the warrants issued in connection therewith (the “Existing Registration Statement”) which Post-Effective Supplement shall state the Fixed Conversion Price applicable to the conversion set forth on Exhibit C after giving effect to this Agreement.

10.  Each Agreement set forth herein shall be effective as of the date first above written (the “Agreement Effective Date”) on the date when: (i) each of the Borrower, the Trust and Laurus shall have executed and delivered to each party hereunder their respective counterpart to this Agreement; (ii) Laurus shall have received the Payoff Consideration; (iii) the Borrower shall have executed and delivered to Laurus the Additional Warrant; (iv) the Trust shall have received this Agreement, the UCC 3’s, the Amended and Restated Assigned Loan Documents as executed and delivered by the Borrower; (v) Laurus shall have received evidence satisfactory to it that an account of a broker designated by Laurus maintained at the Depository Trust Corporation has been credited with the Conversion Shares referred to on Exhibit C hereto by the Borrower through its Deposit Withdrawal Agent Commission system; and (vi) the Trust shall have delivered $1,081,011 of the Additional Funds to the Borrower. For the avoidance of doubt (and notwithstanding anything to the contrary contained herein) no release, assignment, assumption, termination or discharge agreed to by Laurus in this Agreement shall apply to any of the Registration Rights Agreement, that certain Common Stock Purchase Warrant dated April 27, 2004 issued by the Borrower to Laurus, that certain Common Stock Purchase Warrant dated October 27, 2004 issued by the Borrower to Laurus, or the Additional Warrant or any of the Conversion Shares, as defined on Exhibit B.

11.  Laurus understands that the Additional Warrant is being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Laurus' representations contained in the Agreement, including, without limitation, that Laurus is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

12.  Laurus has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Laurus must bear the economic risk of this investment until the Additional Warrant are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

13.  Laurus is acquiring Additional Warrant and the shares underlying the Additional Warrant (the “Warrant Shares”) for Laurus' own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

14.  The authorized capital stock of the Borrower, as of the date hereof consists of 150,000,000 shares, of which 100,000,000 are shares of Common Stock, par value $0.001 per share, 53,188,558 shares of which are issued and outstanding; and of which 50,000,000 are shares of Preferred Stock, par value $0.001 per share, -0- shares of which are issued and outstanding. All issued and outstanding shares of the Borrower's Common Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the shares of the Borrower’s common stock are as stated in the Borrower's Articles of Incorporation (the "Charter"). The Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Borrower's Charter, the Warrant Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

15.  The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective administrators, personal representatives, legal representatives, heirs, successors and permitted assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. The rights and obligations of the parties to this Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties, which may not be unreasonably withheld.

16.  The validity, interpretation and enforcement of this Agreement shall be governed by, and construed and enforced in accordance with the local laws of the State of New York without giving effect to its conflicts of laws provisions, and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

17.  EACH PARTY HERETO AGREES TO SUBMIT TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK, FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.

18.  AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

19.  Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

20.  This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties hereto. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other except as may be specifically limited herein.

21.  This Agreement (including the exhibits and schedules attached hereto) and other documents delivered at execution pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The parties agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto. The exhibits constitute a part hereof as though set forth in full above. This Agreement is not intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder.

22.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

23.  The parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement and that this Agreement has been fully reviewed and negotiated by the parties and their respective counsel. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

24.  The parties to this Agreement acknowledge and agree that time is of the essence with respect to each and every provision of this Agreement.

25.  The parties hereto agree to execute such instruments and documents as may be required to carry out or effectuate the intent of this Agreement, so long as such instruments and documents do not alter the rights and obligations of the parties under this Agreement.

26.  Each party herein expressly represents and warrants to all other parties hereto that: (i) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (ii) said party has relied solely and completely upon its own judgment in executing this Agreement; (iii) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (iv) said party has acted voluntarily and of its own free will in executing this Agreement; (v) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (vi) this Agreement is the result of arm’s length negotiations conducted by and among the parties and their respective counsel.

27  The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

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IN WITNESS WHEREOF, the undersigned have hereunto executed this Assignment, Assumption and Release effective as of the date first written above.

LENDER:

LAURUS MASTER FUND, LTD.

By:	/s/ Eugene Grin
Name:	Eugene Grin
Title:	Director

BORROWER:

SEQUIAM CORPORATION

By:	/s/ Nicholas VandenBrekel
Name:	Nicholas VandenBrekel
Title:	CEO

TRUST:

LEE HARRISON CORBIN AS ATTORNEY IN FACT FOR THE TRUST UNDER THE WILL OF JOHN SYENNINGSEN

/s/ Lee Harrison Corbin

EXHIBIT A

ASSIGNED LOAN DOCUMENTS

1.	Securities Purchase Agreement, dated April 27, 2004, between the Borrower and Laurus, as amended.

2.
Master Security Agreement, dated April 27, 2004, by the Borrower, Sequiam Software, Inc., a California corporation (“Software”), Sequiam Sports, Inc., a Delaware corporation (“Sports”), Sequiam Biometrics, Inc., a Florida corporation (“Biometrics”), Sequiam Education, Inc., a Florida corporation (“Education”), and Fingerprint Detection Technologies, Inc. (“Fingerprint”) (Software, Sports, Biometrics, Education and Fingerprint are sometimes collectively referred to as the “Subsidiaries”) in favor of Laurus.

3.	Subordination Agreement, dated April 27, 2004, among Mark Mroczkowski, Nick VandenBrekel and Laurus.

4.	Stock Pledge Agreement, dated April 27, 2004, among Laurus, the Borrower and the Subsidiaries, together with all stock powers and stock certificates delivered therewith.

5.	Note.

6.	Grant of Security Interest in Patents and Trademarks, dated April 27, 2004, in favor of Laurus by: (a) Sequiam; (b) Software; (c) Sports; and (d) Biometrics.

7.	Subsidiary Guaranty, dated April 27, 2004, by the Subsidiaries in favor of Laurus.

8.	Subordination Agreement, dated October 27, 2004, by and between Lee Harrison Corbin, Lee Harrison Corbin, Attorney-in-Fact for the Trust Under the Will of John Svenningsen and Laurus.

9.	Subordination Agreement, dated October 27, 2004, by and between Eagle Funding, LLC and Laurus.

EXHIBIT B

PREVIOUS LOANS

Promissory Note dated as of December 18, 2003 made by the Borrower, to the order of the Trust with a current principal obligation in the amount of $400,000.

Promissory Note dated as of January 30, 2004 made by the Borrower, to the order of the Trust with a current principal obligation in the amount of $400,000.

Promissory Note dated as of September 30, 2004 made by the Borrower, to the order of the Trust with a current principal obligation in the amount of $500,000.

Promissory Note dated as of December 16, 2004 made by the Borrower, to the order of the Trust with a current principal obligation in the amount of $50,000.

EXHIBIT C

PAYOFF CONSIDERATION

Cash:	$1,000,000.00 (plus accrued and unpaid interest as of May 18, 2005 at an amount equal to $18,989.76 ).

Stock:
Laurus shall convert, in accordance with the Note, the remaining principal balance of the Note ($818,182.00) into common stock of the Borrower at Fixed Conversion Price (as defined in the Note) equal to $[market price at closing] (the “Conversion Shares”).

EXHIBIT D

SUBSIDIARIES

SEQUIAM SOFTWARE, INC.

SEQUIAM BIOMETRICS, INC.

SEQUIAM EDUCATION, INC.

SEQUIAM SPORTS, INC.

FINGERPRINT DETECTION TECHNOLOGIES, INC.

EXHIBIT E

ADDITIONAL WARRANT

[See Attached]